Exhibit 5.0

LAW OFFICES
 ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
12TH FLOOR
734 15TH STREET, N.W.
WASHINGTON, D.C. 20005

TELEPHONE: (202) 347-0300
FACSIMILE: (202) 347-2172
WWW.EMTH.COM

July 22, 2004

VIA EDGAR

Board of Directors
Abington Community Bancorp, Inc.
180 Old York Road
Jenkintown, Pennsylvania 19046

Gentlemen and Ms. Margraff Kieser:

        We have acted as special counsel to Abington Community Bancorp, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the Registration Statement on Form S-1 (the "Registration Statement"), relating to the issuance of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), in connection with the reorganization of Abington Savings Bank, a Pennsylvania chartered mutual savings bank also known as "Abington Bank" (the "Bank"), into the mutual holding company form of ownership, whereby the Bank will convert to a Pennsylvania chartered stock savings bank as a wholly owned subsidiary of the Company, and the Company will become a majority-owned subsidiary of Abington Mutual Holding Company, a Pennsylvania corporation.

        In this regard, we have examined the Articles of Incorporation and Bylaws of the Company, resolutions of the Board of Directors of the Company and the Board of Trustees of the Bank, the Bank's Plan of Reorganization from Mutual Savings Bank to Mutual Holding Company, the Company's Plan of Stock Issuance, and such other documents and matters of law as we deemed appropriate for the purposes of this opinion. This opinion is limited to federal laws and regulations and the laws of the Commonwealth of Pennsylvania which are in affect on the date hereof.

        Based upon the foregoing, we are of the opinion as of the date hereof that the Common Stock has been duly and validly authorized, and when issued in accordance with the terms of the Plan of Stock Issuance, and upon the receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement and to the references to this firm under the headings "The Reorganization—Tax Aspects" and "Legal and Tax Opinions" in the Prospectus contained in the Registration Statement.

Very truly yours,
ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
By:	/s/ Hugh T. Wilkinson Hugh T. Wilkinson, a Partner